UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2008
SOFTBRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32711	41-2021446

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 LaSalle Avenue, Suite 2100
Minneapolis, MN	55402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (612) 851-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by SoftBrands, Inc. (the “Company”) on December 4, 2008 where we reported, under Item 5.02, the resignation of Ralf Suerken, our senior vice president and general manager, Manufacturing. This amendment is being filed to include the Separation Agreement between Mr. Suerken and the Company.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On December 4, 2008, we announced that Ralf Suerken, our senior vice president and general manager, Manufacturing, and a corporate officer, had resigned his position with the Company. In connection with this resignation, we have entered into a Separation Agreement with Mr. Suerken which is attached hereto as Exhibit 10.23. The Separation Agreement provides for, among other things, a mutual release of claims, payment of current base salary and earned bonuses through February 28, 2009 and accelerated vesting of certain outstanding stock awards.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
10.23	Separation Agreement between Ralf Suerken and SoftBrands, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOFTBRANDS, INC.
Date: December 31, 2008	By:	/s/ GREGG A. WALDON
Gregg A. Waldon
Senior Vice President, Chief Financial Officer and Secretary

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